EXHIBIT 10.6

                  THIRD AMENDMENT TO STANDARD OFFICE BUILDING
                                 LEASE AGREEMENT

                                    RECITALS:

      CLIFFWOOD OIL AND GAS CORPORATION, a Texas corporation ("Tenant") entered into that certain Standard Office Building Lease Agreement (the "Lease") dated January 14, 1997 for certain premises located at 110 Cypress Station Drive, Suite 220 & 246, Houston, Texas, consisting of approximately 6,727 square feet of space, with RADLER ENTERPRISES TEXAS, INC., which was subsequently assigned to K/B FUND IV ("Landlord"). The Lease was modified by First Amendment of Standard Office Building Lease Agreement (hereinafter "First Amendment") on March 21, 1997. The Lease was modified by Second Amendment of Standard Office Building Lease Agreement (hereinafter "Second Agreement") on June 1, 1997. The purpose of this Third Amendment to Standard Office Building Lease Agreement (hereinafter "Third Amendment") is to expand the Leased Premises. This Third Amendment made and entered into on this the 7th day of July 1998.

                                   AMENDMENT:

      For valuable consideration respectively given, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant do hereby enter this Third Amendment which amends the Lease as follows:

1. In addition to Tenant's present space Suite 220 & 246 consisting of approximately 6,727 square feet of space more particularly described on Exhibit "1", (hereinafter "Existing Space"), Tenant's space shall also include approximately 870 square feet of space in the adjacent Suite also known as Suite 247, more particularly described on Exhibit "2" (hereinafter "Expansion Space") attached hereto. Tenant's net rentable area, including the Expansion Space, is approximately 7,597 square feet.

2. SECTION 2. TERM. This Lease shall commence on September 1, 1998 and continue in force for twenty-one (21) months, terminating on May 31, 2000.

3. SECTION 4. BASE RENTAL, ADJUSTMENTS AND LATE CHARGES (A). As of September 1, 1998, the Base Rental rates specified in the Lease or the Rent Schedule contained in any prior Amendments of the Lease are deleted and the following is substituted in its place:

                                  RENT SCHEDULE
-------------------------------------------------------------------------------
    Payment                               MONTHLY      NO. OF        AGGREGATE
      NO.            DUE DATES            AMOUNT      PAYMENTS        AMOUNT
--------------   --------------------  -------------  --------    --------------
1-12             9/1/1998-8/31/1999      $6,743.00       12          $80,916.00
--------------   --------------------  -------------  --------    --------------
13-22            9/1/1999-5/31/2000      $6,786.50        9          $61,078.50


4. SECTION 4. BASE RENTAL, ADJUSTMENTS AND LATE CHARGES (B) shall be amended to Base Year 1998.
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THIRD AMENDMENT TO STANDARD OFFICE BUILDING LEASE AGREEMENT

5. PARAGRAPH 3. TERMINATION OPTION (B) SECOND OPTION TO TERMINATE (IV) of the Second Amendment of Standard Office Building Lease Agreement shall be amended as follows:

      (iv) Tenant shall reimburse Landlord at the time of written notification to terminate the Lease for the unamortized portion of up front costs in the amount of $6,490.00 plus any up front costs of commission in the amount of $268.61. Time is the essence in the exercise of such Second Option, and the time period within which such Second Option may be exercised shall not be extended or enlarged by Tenant for any reason, including inability to exercise such Second Option.

6. Tenant accepts the Premises in its "as is" condition without any further improvements by Landlord.

7. Landlord shall provide Tenant with one (1) additional covered reserved parking space, for a total of three (3) spaces, at no additional cost to Tenant.

8. SECTION 24. DELIVERY OF NOTICES. Landlord's address is deleted and the following is substituted in its place:

                             CB Richard Ellis, Inc.
                          3707 FM 1960 West, Suite 550
                              Houston, Texas 77068

9. ENTIRE AGREEMENT. This Third Amendment sets forth all the convenants, promises, assurances, agreements, representations, conditions, warranties, statements, and understandings ("Representations") between the Landlord and Tenant concerning the Leased Premises, and there are no Representations, either oral or written, between them other than those in the Lease, First, Second or this Third Amendment. This Third Amendment supersedes and revokes all previous negotiations, arrangements, letters of intent, offers to lease, lease proposals, brochures, Representations, and information conveyed, whether oral or in writing, between the parties hereto or their respective representatives or any other person purporting to represent the Landlord or Tenant.

10. LEASE IN FULL FORCE AND EFFECT. All provisions of said Lease not inconsistent herewith shall remain in full force and effect. Except as specifically amended by the provisions hereof, the terms and provisions stated in the Lease shall continue to govern the rights and obligations of the parties thereunder; and all provisions and covenants of the Lease shall remain in full force and effect as stated therein, except to the extent specifically amended by the provisions hereof.

11. DEFINED TERMS. Terms defined in the Lease and delineated herein by initial capital letters shall have the same meanings ascribed thereto in the Lease, except to the extent that the
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THIRD AMENDMENT TO STANDARD OFFICE BUILDING LEASE AGREEMENT

meanings of any such term is specifically modified by the provisions hereof. In addition, other terms not defined in the Lease but defined herein will, when delineated with initial capital letters, have the meanings ascribed thereto in this Agreement. Terms and phrases which are not delineated by initial capital letters shall have the meanings commonly ascribed thereto.

12. EXHIBITS. To the extent indicated above, the following Exhibits are made part hereto and incorporated herein by reference as fully as if set forth herein in their entirety:

      Exhibit "1" - Diagram of Existing Space
      Exhibit "2" - Diagram of Expansion Space

      In witness whereof, the parties hereto have executed this Amendment Agreement as of the date of aforesaid.

                                    LANDLORD
                                   KB FUND IV



BY:____________________________________________________________

                                Rodney Richerson
                                 Vice President


DATE:___________

                                     TENANT
                        CLIFFWOOD OIL AND GAS CORPORATION


BY:____________________________________________________________

                               Frank A. Lodzinski
                                    President


DATE:___________